Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 16 to Form N-1A Registration Statement of Riggs Funds (comprising of Riggs U.S. Treasury Money Market Fund, Riggs Prime Money Market Fund, Riggs U.S. Government Securities Fund, Riggs Stock Fund and Riggs Small Company Stock Fund) of our report dated June 22, 1999, on the financial statements as of April 30, 1999, of Riggs Funds, included in or made a part of this registration statement.



                                                             ARTHUR ANDERSEN LLP



Boston, Massachusetts
August 25, 1999